Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Offering Memorandum and Offering Memorandum Supplement of the registration statement on Form N-1A of our reports dated May 25, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual Reports to Shareholders of the PAP Asset-Backed Securities Portfolio, PAP Developing Local Markets Portfolio, PAP Emerging Markets Portfolio, PAP High Yield Portfolio, PAP International Portfolio, PAP Investment Grade Corporate Bond Portfolio, PAP Mortgage Portfolio, PAP Municipal Sector Portfolio, PAP Real Return Portfolio, PAP Short-Term Portfolio, PAP Short-Term Portfolio II, PAP U.S. Government Sector Portfolio (each a portfolio of the PIMCO Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

October 31, 2006